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                                                                     EXHIBIT 8.1

                         [Baker & McKenzie Letterhead]


                                                               November 24, 1997


Delphi International Ltd.
Chevron House
Church Street
Hamilton, Bermuda

Ladies and Gentlemen:

        We are delivering this opinion in connection with the Registration Statement on Form S-1 (the "Registration Statement") (Registration No. 333-34829) filed by Delphi International Ltd. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offering of Rights to acquire up to 2,200,000 of the Company's Common Shares, $.01 par value per share (the "Common Shares").

        We have reviewed the Registration Statement and have considered such aspects of United States law as we have deemed relevant for purposes of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

        Based upon and subject to the foregoing and to the conditions and limitations contained in the discussion in the Registration Statement, we are of the opinion that the discussion in the Registration Statement under the headings "Risk Factors-Tax Matters," "The Rights Offering-Federal Income Tax Consequences" and "Certain Tax Considerations," except for those sections dealing with Bermuda tax considerations, addresses all material U.S. Federal income tax considerations affecting the Company, Oracle Reinsurance Company Ltd., a Bermuda company, and holders of Common Shares (other than those tax considerations that depend on circumstances specific to such holders) and the statements of law contained therein are accurate in all material respects, and such discussion reflects our opinion with respect to the matters of law referred to therein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above.

                                        Very truly yours,


                                        /s/ Baker & McKenzie

                                            Baker & McKenzie